Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

In connection the Annual Report of PharmAthene, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, David P. Wright, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.                                     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David P. Wright
David P. Wright
Principal Executive Officer
March 31, 2009